AGREEMENT entered into as of August 1, 1999 between SUMTHING DISTRIBUTION, a division of NRP, Inc. ("we" or "us"), 1650 Broadway, New York, New York 10019 - and - PRELUDE MUSIC AND FILM WORKS ("you").

The following will constitute our agreement:

     1. You appoint us as your exclusive distributor throughout the United States, its territories and possessions and Armed Forces Post Exchanges ("Territory") of your Records through Normal Retail Channels during the Term.

     2. (a) The Term will commence on August 1, 1999 and will continue for 2 years.

     (b) We will have the option to extend the Term for one (1) additional year, by giving you written notice to that effect at any time prior to the date the Term would otherwise have expired; provided, however, we may not exercise the option unless "Net Sales" (as hereinafter defined) of Records prior to the date the Term would otherwise expire is at least Two Hundred Fifty Thousand ($250,000.00) Dollars.

     3. During the Term and in the Territory;

     (a) We will solicit and process orders, and distribute your Records on your behalf through Normal Retail Channels.

     (b) The services to be rendered by us include billing and collecting from customers and inventory control activities.

     (c) We will process return of Records in accordance with our customary policies and practices. (You acknowledge that we sell Records to our customers on an "unlimited term" basis.)

     (d) At your request, we will administer advertising for your Records up to an amount mutually approved by you and us. You agree to reimburse us for all costs incurred by us on your behalf in connection with advertising for your Records, and for any costs incurred by us on your behalf in connection with the marketing of Records through Normal Retail Channels.

     (e) During the Term, we will accept and store, at your sole cost and expense, all Records until such Records are sold. Promptly following our request, you will remove from our facilities, or order the destruction of, any "surplus" Records (i.e., that amount of Records in excess of our then-current retention policy). All Records so removed may be defaced by us, and you will be responsible for our customary charges therefor. With respect to Records so removed, you will be responsible for any freight charges incurred by us to ship any such "surplus" Records back to you.

     4. (a) You will be responsible for the manufacture of your Records and components and the delivery of all finished goods f.o.b. to our distribution warehouse. All records will be delivered to us in all respects ready for sale (including shrink-wrapping, stickering, inserts and similar costs). You will be solely responsible for any shipping charges in connection with the manufacture, sale or distribution of Records, or any other shipping charges hereunder.

     (b) You and we will mutually determine the size of all manufacturing orders.

     (c) If for my reason you are unable to manufacture Records in accordance herewith, we may, in our sole discretion, manufacture your Records on your behalf. In such case, you will be solely responsible for paying all charges in connection with the manufacture of your Records, including any shipping charges and any services charges (e.g., shrink wrapping, stickering, insert charges, etc.). We will deduct all such charges from Net Sales and any other monies, as and when the same are due you hereunder.

     5. (a) You will determine the retail list price category for each Record from among the retail list price categories offered by us to our customers, subject to our reasonable approval. With respect to a Record for which we do not have a standard retail list price category (such as a "box set"), you and we will mutually determine a retail list price.

     (b) We will determine the selling price of Records to our customers, based upon the retail list price category designated by you, and will be consistent with our selling prices for other records in the same retail list price category.

     (c) You and we will mutually determine the release date of each title hereunder.

     6. (a) In respect of Records distributed hereunder, you will pay us (and we may retain for our own benefit from proceeds hereunder) a distribution fee ("Distribution Fee") equal to twenty-three (23%) percent of Net Sales.

     (b) You will pay us a "handling" charge equal to twenty cents (20>) for each of your Records returned to us, provided, we will have the right, on notice to you to increase the "handling" charge in an amount reasonably related to the increase in our actual costs for handling returns

     7. We will provide an accounting statement to you for Records distributed by us hereunder no later than thirty (30) days after the end of the month in which such Records were distributed. Payment for amounts due for Records sold pursuant to each accounting statement will be made no later than thirty (30) days after the end of the mouth in which we receive payment for Records sold. We will pay you the amount due you after deduction of: (i) the Distribution Fee;
(ii) reserves as set forth in paragraph 8 below; (iii) all services charges, including the returns handling changes; (iv) all manufacturing charges; and (v) any and all other costs, fees or charges which we have the right to deduct or which you otherwise owe us, including without limitation, co-op advertising and retail marketing costs which we, at your request, may incur on your behalf.

     (a) With respect to any month as to which there is a net amount due from you to us, such net amount will be carried over and will be deducted from any monies otherwise payable to you.

     (b) (i) All statements rendered by us will be binding upon and not subject to objection by you unless specific objection in writing, stating the basis thereof, is given to us within one (1) year from the date rendered, and after such notice of objection, unless suit is instituted within two (2) years after the date rendered. Failure to make specific objection within said time period will be deemed your approval of such statement.

     (ii) You will have the right at your own expense to audit our books and records with regard to statements rendered hereunder for one (1) year prior to such audit, but only once with respect to any statement and only at our usual place of business where such books and records are maintained. Such audit will be conducted on your behalf by an independent certified public accountant during our normal business hours and upon reasonable written notice.

8. In connection with each monthly statement we render, we will have the right to withhold and deduct a reserve against returns and credits equal to thirty-five (35%) percent of the Gross Sales of Records reflected in such statement. Each reserve established by us will be summarized on a quarterly basis, and will be liquidated as follows:

     (a) Twenty-five (25%) percent of the reserve will be credited to your account three months following the date that reserve was summarized and, after deduction of the Distribution Fee.

     (b) Twenty-five (25%) percent of the reserve will be credited to your account six months following the date that reserve was summarized and, after deduction of the Distribution Fee.

     (c) Twenty-five (25%) percent of the reserve will be credited to your account nine months following the date that reserve was summarized and, after deduction of the Distribution Fee.

     (d) Twenty-five (25%) percent of the reserve will be credited to your account one year following the date that reserve was summarized and, after deduction of the Distribution Fee.

     9. (a) Within fifteen (15) days following the expiration or termination of the Term, you will remove all inventory of your Records from our storage facilities; provided, however, you will first deface such Records and packaging to our reasonable satisfaction in order to insure that they will not be returned to us. Notwithstanding the foregoing, you will not be required to deface Records if you (i) notify all of our customers to send all returns of such Records to a third party distributor who has agreed to accept all such returns; and (ii) take all other steps which we deem reasonably necessary to insure that such returns are sent to such third party distributor.

     (b) At any time after the end of the Term we may, in our sole discretion, cease accepting returns of Records hereunder.

     10. (a) You warrant and represent that

     (i) You have the right and power to enter into and fully perform this agreement.

     (ii) The compositions, Records, names, likenesses, performances, trademarks and logos, and other musical, literary and intellectual properties embodied in the Records (including packaging) hereunder will not violate any law or infringe upon the rights of any third party, and you have the full right to exploit all of the foregoing in the Records.

     (iii) You own the exclusive right to exploit the Records and to distribute the Records hereunder.

     (iv) You are and will at all relevant times continue to be a signatory to and will comply with the rules and regulations of any union or guild having jurisdiction thereof, and all Records will have been recorded in accordance with applicable union and/or guild agreement.

     (v) Prior to our distribution of any Records hereunder, you will have obtained all necessary consents, permissions and licenses in connection with the Records, the Records and the packaging therefor (including without limitation, mechanical licenses, artwork, licenses, so-called "sample" clearances and musician clearances).

     (vi) You will be solely responsible for any claim of non-payment of recording costs in connection with the Records, and you will timely make all other payments necessary in order to enable us to distribute the Records. You will timely pay all mechanical and artist royalties and other sums due third parties in connection with the Records.

     (vii) You will be responsible for and will pay when due all sales and property taxes (including any taxes on inventory) which may be applicable to the transactions hereunder. Notwithstanding the foregoing, if we become liable for any such taxes, we will have the right to charge you for the amount thereof from proceeds hereunder.

     (viii) We will not be responsible for the payment of any costs, expenses, charges, fees or royalties to any persons whatsoever except as specifically provided herein.

     (b) You hereby indemnify and save us and our employees and agents harmless from and against any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of any breach or alleged breach of any warranties or representations made by you herein at your failure to perform an accordance with this agreement. You will reimburse us on demand for any payments made by us in respect of any claim or liability to which the foregoing indemnity applies. We may withhold sums due you hereunder in any amount reasonably related to our potential liability and cost pending the resolution of any action as to which this indemnity applies.

     11. For purposes of this agreement, the following terms will have the following meanings:

     (a) "Normal Retail Channels": Normal retail distribution channels in the record industry, specifically including sales to record stores, book stores and distributors, one-stops, rack jobbers and other wholesalers, mall order and other direct-to-customer sales, so-called "electronic" transmissions, and any other sales to our customers.

     (b) "Records": Any device, now or hereafter known, on or by which sound or sound coupled with visual images (whether or not also incorporating graphic material and/or text in any interactive format) may be recorded and reproduced which is manufactured, created or distributed primarily for home and/or consumer use, including, without limitation: (i) audio cassettes, vinyl records, compact discs, digital tapes and other audio formats; (ii) video-cassettes, video-discs, DVD and other so-called "home video" devices; (iii) so-called "interactive" devices such as CD-ROM; and (iv) devices created or recorded by the consumer or other remote receiver from a digitally or electronically transmitted signal.

     (c) "Net Sales": Gross Sales less the dollar amount of all returns, credits, rebates, and adjustments and less reserves withheld in accordance with the terms hereof.

     (d) "Gross Sales": The dollar amount invoiced to and payable by our customers for your Records distributed hereunder, determined after the deduction of all applicable discounts.

     12. (a) We will not be deemed in breach hereof if we are unable to perform obligations due to a so-called "force majeure" event. If any such event occurs, we will have the right to suspend the running of the Term until the passage of such event.

     (b) No failure to perform will be deemed a breach hereof unless the other party gives the party in default written notice of such failure and same is not cured within thirty (30) days thereafter.

     (c) This agreement contains the entire understanding of the parties relating to the subject matter hereof and cannot be changed or terminated except by an instrument signed by the party to be charged.

     (d) We may assign this agreement to any parent, subsidiary or affiliate, or to any entity that merges its assets with ours or to any entity which hereafter acquires all or substantially all of our stock or assets.

     (e) This agreement has been entered into in the State of New York, and its validity and legal effect will be governed by the laws of the State of New York applicable to contracts entered


                              SUMTHING DISTRIBUTION

                              By: /s/


                              PRELUDE MUSIC & FILMWORKS

                              By: /s/ Don Welch

                               AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT made as of the 1st day of June, 2000 between SUMTHING DISTRIBUTION, a division of NRP, Inc., 59 West 19th Street, New York, New York 10011 ("we or us") and PRELUDE MUSIC & FILMWORKS, 304 Park Avenue South, 11th Floor, New York, New York 10010 ("you").

     1. Reference is made to the agreement between us dated August 1, 1999 ("Agreement").

     2. It is understood and agreed that the entity Prelude Music & Filmworks was a subsidiary or d/b/a of Prelude Development Inc.

     3. The Agreement is hereby amended by changing the contracting party to Big Dog Entertainment Inc. You warrant and represent that Prelude Music & Filmworks, Prelude Development Inc., and Big Dog Entertainment Inc. have the same management and ownership.

     4. By signature below, you ratify and reaffirm the terms of the Agreement.


                              SUMTHING DISTRIBUTION,
                              A Division of NRP, Inc.

                              By: /s/ Andrew Uterano

                              BIG DOG ENTERTAINMENT INC.,
                              formerly Prelude Music & Filmworks

                              By: /s/  M. R. Walker

                               AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT made as of the 1st day of June, 2000 between SUMTHING DISTRIBUTION, a division of NRP, Inc., 59 West 19th Street, New York, New York 10011 ("we or us") and PRELUDE MUSIC & FILMWORKS, 304 Park Avenue South, 11th Floor, New York, New York 10010 ("you").

     1. Reference is made to the agreement between us dated August 1, 1999 ("Agreement").

     2. It is understood and agreed that the entity Prelude Music & Filmworks was a subsidiary or d/b/a of Prelude Development Inc.

     3. The Agreement is hereby amended by changing the contracting party to Big Dog Entertainment Inc. You warrant and represent that Prelude Music & Filmworks, Prelude Development Inc., and Big Dog Entertainment Inc. have the same management and ownership.

     4. By signature below, you ratify and reaffirm the terms of the Agreement.


                                   SUMTHING DISTRIBUTION,
                                   A Division of NRP, Inc.

                                   By: /s/


                                   BIG DOG ENTERTAINMENT INC.,
                                   formerly Prelude Music & Filmworks

                                   By: /s/ M.R. Walker